HAWKINS, ASH, BAPTIE & COMPANY, LLP

       CERTIFIED PUBLIC ACCOUNTANTS  *   MANAGEMENT CONSULTANTS







                   CONSENT OF INDEPENDENT AUDITORS









We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC Registration Number 333-40622) to be filed on the date hereof by The Manitowoc Company, Inc. of our report dated May 15, 2001, relating to the financial statements of The Manitowoc Company, Inc. Retirement Savings Plan, which appears in this Form 11-K.


/s/ Hawkins, Ash, Baptie & Company, LLP
Manitowoc, Wisconsin
June 25, 2001